EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Bruce C. Rhine, Bruce Crawford and Reid Langrill as the undersigned’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned a Schedule 13D or Schedule 13G (including amendments thereto), related to such person’s ownership of Common Stock of Nanometrics Incorporation (the “Company”), in substantially the form reviewed by the undersigned, subject to completion of such form based upon the undersigned’s share ownership of the Company at the time of filing, as may be required to be filed in accordance with Section 13 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder;

(2) execute for and on behalf of the undersigned, in such person’s capacity as a reporting person pursuant to Section 16 of the Exchange Act and the rules thereunder, related to such person’s ownership of Common Stock of the Company, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any form or schedule listed above and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority;

(3) execute for and on behalf of the undersigned in the undersigned’s capacity as a stockholder of Accent Optical Technologies, Inc. (the “Target”) any other documents contemplated by the Agreement and Plan of Merger and Reorganization, dated January 25, 2006, by and among the Company and the Target and certain other parties (the “Merger Agreement”), in anticipation of the closing of the transaction contemplated thereby and in accordance with the covenants and closing conditions set forth therein, including, but not limited to, termination or amendment of any investor rights that the undersigned holds; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or the Target assuming, any of the undersigned’s responsibilities to comply with individual reporting requirements under the Exchange Act.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company, the Target and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing the Schedule 13D or Schedule 13G (including amendments thereto), Forms 3, 4 or 5 (including amendments thereto) or documents pursuant to the Merger Agreement and agrees to reimburse the Company, the Target and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until August 14, 2006, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of June, 2006.

/s/ PETER M. JOOST
Peter M. Joost

/s/ LINDSAY M. JOOST
Lindsay M. Joost